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                                                            GRANT THORNTON SpA

                                  EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT



As the independent auditors for Cybernet Italia S.p.A and Eclipse S.p.A, we consent to the incorporation by reference in the registration statement Form S-8 no. 333-40884 of Cybernet Internet Services International, Inc. containing the consolidated financial statements of Cybernet Internet Services International, Inc. which appears in the Annual Report on Form 10-K for the year ended December 31, 2001, of our reports dated March 29, 2000 relating to the balance sheets of Cybernet Italia S.p.A. and Eclipse S.p.A. at December 31, 1999 and related statements of loss for the year then ended.


                                       /s/ Felice Duca
                                           (Partner)


Roma, Italy
April 9, 2002